Exhibit 5.1

August 12, 2024

MIRA Pharmaceuticals, Inc.
1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MIRA Pharmaceuticals, Inc., a Florida corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-3 (the “Registration Statement”) by the Company relating to (a) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), (b) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), (c) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), and (d) units consisting of any combination of Common Stock, Preferred Stock or Warrants (the “Units” and, together with the Common Stock, the Preferred Stock, and the Warrants, the “Securities” and each individually, a “Security”) that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $100,000,000.

We also have acted as counsel to the Company in connection with an offering of up to $19,268,571 of shares of Common Stock that may be issued and sold (the “Sales Agreement Shares”) under an At The Market Offering Agreement executed by the Company and Rodman & Renshaw LLC on August 12, 2024 (the “Sales Agreement”). The prospectus for the offer and sale of the Sales Agreement Shares is included in the Registration Statement.

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the Third Amended and Restated Articles of Incorporation of the Company, dated June 28, 2023, and the Amended and Restated Bylaws of the Company, effective June 26, 2023 (the “Company Charter Documents”); (ii) the base prospectus for the offer and sale of the Securities (as may be amended or supplement, the “Base Prospectus”); (iii) the specimen Common Stock certificate of the Company, (iv) the Sales Agreement, and (v) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed certain certificates of officers of the Company and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

With respect to the Securities, we have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the Base Prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement will have been prepared and filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) in connection with the sale of Warrants, any required warrant agreement or agreement relating to the Warrants (a “Warrant Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (viii) in connection with the sale of Units, any required unit agreement or agreement relating to the Units (a “Unit Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (ix) with respect to shares of Common Stock, Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, and assuming that for purposes of the opinion that Florida law is the same as New York law, we are of the opinion that:

1.	With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the Florida Business Corporation Act (the “FBCA”) and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Common Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Common Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities but does not include the Sales Agreement Shares.

2.	With respect to shares of Preferred Stock, when (i) the Company Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate of Designations”), and such Certificate of Designations has been filed with the Secretary of State of the State of Florida, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Preferred Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Preferred Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to the Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreements and Warrants have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws and (iii) the Warrants or certificates representing the Warrants have been duly registered and delivered in accordance with the appropriate Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Warrants), all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

4.	With respect to the Units, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) such Units and any Unit Agreement or agreements establishing such Units and the rights of the holders thereof have been duly authorized and prepared and validly executed and delivered by the Company and each other party thereto in compliance with applicable laws and (iii) such Units have been delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein, the Units will constitute valid and legally binding obligations of the Company.

5.	The Sales Agreement Shares are duly authorized and, when such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the Sales Agreement, and as contemplated by the Registration Statement, the Sales Agreement Shares will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

a.	The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

b.	The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law) (ii) obligations of good faith and fair dealing under New York law and (iii) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

c.	In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the FBCA and (ii) the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined-on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined-on Law), other than the Opined-on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
//s// Pearl Cohen Zedek Latzer Baratz LLP
Pearl Cohen Zedek Latzer Baratz LLP